UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2009

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01.	Other Events.

Magellan Midstream Partners, L.P. (“MMP”) is hereby filing as Exhibit 99.1 hereto, updated consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, partners’ capital and cash flows for each of the three years in the period ended December 31, 2008, to reflect the retrospective application of the provisions of Emerging Issues Task Force Issue No. 07-4, Application of the Two-Class Method under FASB Statement No. 128 to Master Limited Partnerships. MMP is also hereby filing as Exhibit 99.2 hereto, an updated consolidated balance sheet of Magellan GP, LLC as of December 31, 2008 as well as a consolidated balance sheet for Magellan GP, LLC as of March 31, 2009. The updated balance sheet as of December 31, 2008 reflects the retrospective application of the provisions of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.

Item 9.01.	Financial Statements and Exhibits

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Consolidated Financial Statements of MMP.

Exhibit 99.2	Magellan GP, LLC consolidated balance sheets as of December 31, 2008 and March 31, 2009 and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its General Partner

Date: May 21, 2009	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Consolidated Financial Statements of MMP.

Exhibit 99.2	Magellan GP, LLC consolidated balance sheets as of December 31, 2008 and March 31, 2009 and notes thereto.